UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

ALLIANCE FIBER OPTIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

275 Gibraltar Drive
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 736-6900
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. held on April 28, 2011, the following actions were taken:

Proposal 1: Ray Sun was elected as Class II director to serve until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Class II Director	For	Withheld
Ray Sun	3,786,002	668,643

Proposal 2: Approval of the Company’s 2000 Employee Stock Purchase Plan, as amended and restated, including increasing by 300,000 shares of Common Stock available for issuance thereunder:

For	Against	Abstain	Broker Non-Votes
4,235,108	196,448	23,089	2,990,556

Proposal 3: Approval of an amendment to the Amended and Restated Certificate of Incorporation to decrease the number of shares of Common Stock authorized for issuance from 80,000,000 shares to 20,000,000 shares:

For	Against	Abstain
7,317,221	89,647	38,333

Proposal 4: Ratification of the appointment of Marcum LLP, as the Company’s independent registered public accountant:

For	Against	Abstain
7,271,031	30,287	143,881

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 28, 2011

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:	s/s Anita K. Ho
Anita K. Ho
Acting Chief Financial Officer